Exhibit 10.6

Form of Award Notice

[The information set forth in this Award Notice will be contained on the related pages on Merrill Lynch Benefits Website (or the website of any successor company to Merrill Lynch Bank & Trust Co., FSB). This Award Notice shall be replaced by the equivalent pages on such website. References to Award Notice in this Agreement shall then refer to the equivalent pages on such website]

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Agreement that accompanies this Award Notice and made part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:
Employee ID:
Address:
Award Type:
Grant ID:

Plan:	Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time

Program	Amgen Inc. 2009 Performance Award Program, as amended and/or restated from time to time
Grant Date:
Number of Shares
Number of Performance Units

Resolutions:
The Resolutions of the Compensation and Management Development Committee of the Board of Directors of Amgen Inc., adopted on _____________, regarding the Amgen Inc. 2009 Performance Award Program, as amended from time to time

Performance Period:	The Performance Period beginning on ____, 20__ and ending on _______, 20__

Vesting Date:	Means the vesting date indicated in the Vesting Schedule

Vesting Schedule:	Means the schedule of vesting set forth under Vesting Details

Vesting Details:	Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting.

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD1:

RESIDENTS OF THE U.S. AND PUERTO RICO:  Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully.  If you, as a resident of the U.S. or Puerto Rico, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center (800) 97AMGEN (800-972-6436) within the U.S., Puerto Rico and Canada or +1 (609) 818-8910 from all other countries (Merrill Lynch will accept the charges for your call) no later than the forty-fifth calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled.  For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made available to you. Your failure
_________________________
1 .This provision is only for use on the form of grant used for the U.S. and Puerto Rico.

Exhibit 10.6

to notify the Company of your rejection of the Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents.

PERFORMANCE UNIT AGREEMENT

THE SPECIFIC TERMS OF YOUR GRANT OF PERFORMANCE UNITS ARE FOUND IN THE PAGES RELATING TO THE GRANT OF PERFORMANCE UNITS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS PERFORMANCE UNIT AGREEMENT.

On the Grant Date specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Number of Performance Units (the “Performance Units”) specified in the Award Notice on the terms and conditions set forth in this Performance Unit Agreement (and any applicable special terms and conditions for your country set forth in the attached Appendix A (as described in greater detail in Section XIV below)) (collectively, this “Agreement”), the Plan, the Amgen Inc. 2009 Performance Award Program (the “Program”) and the Resolutions (as defined below). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Program.

I.Performance Period. The Performance Period shall have the meaning set forth in the Award Notice.

II.Value of Performance Units. The value of each Performance Unit is equal to a share of Common Stock.

III.Performance Goals. An amount of the Performance Units up to the maximum amount specified in the Resolutions shall be earned, depending on the extent to which the Company achieves objectively determinable Performance Goals established by the Committee pursuant to the Resolutions. The Performance Units earned shall be calculated in accordance with the Resolutions and the Program.

IV.Form and Timing of Payment. Subject to Section XIII and except as set forth in the Program, for any Performance Units earned pursuant to Section III above, the specified payment date applicable to such Performance Units shall be the year immediately following the end of the Performance Period. Shares issued in respect of a Performance Unit shall be deemed to be issued in consideration of past services actually rendered by you to the Company or an Affiliate or for its benefit for which you have not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.

V.Issuance of Certificates; Tax Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and the Program and legally applicable to you (the “Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Units, including the grant of the Performance Units, the vesting of the Performance Units, the conversion of the Performance Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate your liability for Tax Obligations or to achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company or to your Employer (in their sole discretion) to satisfy all Tax Obligations. In this regard, you authorize the Company and/ or your Employer, or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:
(a)     withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; or
(b)    withholding from proceeds of the sale of Shares issued upon settlement of the Performance Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or
(c)    withholding in Shares to be issued upon settlement of the Performance Units provided that the Company and your Employer shall only withhold an amount of Shares with a fair market value equal to the Tax Obligations.
To avoid adverse accounting treatment, the Company may withhold or account for Tax Obligations not to exceed the applicable minimum statutory withholding rates or other applicable withholding rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of shares subject to the earned Performance Units, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan (any Shares withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder).
Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan and the Program that cannot be satisfied by the means previously described. You agree to take any further actions and to execute any additional documents as may be necessary to effectuate the provisions of this Section V. Notwithstanding Section IV above, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

VI.Dividend Equivalents

(a)     Crediting of Dividend Equivalents. Subject to this Section VI, Dividend Equivalents shall be credited on each Performance Unit granted to you under this Agreement in the manner set forth in the remainder of this Section VI. If the Company declares one or more dividends or distributions (each, a “Dividend”) on its Common Stock with a record date which occurs during the period commencing on the Grant Date through and including the day immediately preceding the day the Shares subject to the Performance Units are issued to you, whether in the form of cash, Common Stock or other property, then, on the date such Dividend is paid to the Company’s stockholders, you shall be credited with an amount equal to the amount or fair market value of such Dividend which would have been payable to you if you held a number of Shares equal to the number of Performance Units granted to you on the Grant Date (including any previou sly credited Dividends which have been deemed to have been reinvested in Common Stock as provided by the next succeeding sentence), as of each such record date for each such Dividend (not including on any Performance Units which were previously paid or forfeited) as if each such amount had been reinvested in Common Stock as of the date of the payment of such Dividend (such accumulated dividends, the “Target Accumulated Dividends”). Each such Dividend Equivalent shall be deemed to have been reinvested in Common Stock as of the Dividend payment date. Dividend Equivalents shall be payable in full Shares, unless the Administrator determines, at any time prior to payment and in its discretion, that they shall be payable in cash. Dividend Equivalents payable with respect to fractional Shares shall be paid in cash.

(b)    Treatment of Dividend Equivalents. Except as otherwise expressly provided in this Section VI any Dividend Equivalents credited to you shall be subject to all of the provisions of this Agreement which apply to the Performance Units with respect to which they have been credited and shall be payable, if at all, at the time and to the extent that the underlying Performance Unit becomes payable. Dividend Equivalents shall not be payable on any Performance Units that do not vest, or are forfeited, pursuant to the terms of this Agreement.

VII.Nontransferability. No benefit payable under, or interest in, this Agreement or in the Shares that may become issuable to you hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section VII shall prevent transfer (i) by will or (ii) by applicable laws of descent and distribution.

VIII.No Contract for Employment. This Agreement is not an employment or service contract with the Company or an Affiliate and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service with the Company or an Affiliate.

IX.Nature of Grant. In accepting the grant of Performance Units, you acknowledge that:

(a)    the Plan and the Program are established voluntarily by the Company, are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan and in the Program;

(b)    the grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)    your participation in the Plan and the Program shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;

(e)    your participation in the Plan and the Program is voluntary;

(f)    the grant of Performance Units and the Shares subject to the Performance Units are not intended to replace any pension rights or compensation;

(g)    neither the grant of Performance Units nor any provision of this Agreement, the Plan, the Program or the policies adopted pursuant to the Plan or Program confer upon you any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate of the Company;

(h)    the future value of the Shares that may be earned upon the end of the Performance Period is unknown and cannot be predicted with certainty;

(i)    in consideration of the grant of Performance Units hereunder, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Units resulting from termination of your employment by the Company or an Affiliate of the Company (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(j)    in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive Performance Units and receive shares under the Plan and the Program, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law);

(k)    except as otherwise provided in this Agreement or the Plan, the Performance Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(l)    the following provisions apply only if you are providing services outside the United States:

(A)    for employment law purposes outside the United States, the Performance Units and underlying Shares are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments; and

(B)    neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Units or of any amounts due to you pursuant to the settlement of the Performance Units or the subsequent sale of any Shares acquired upon settlement.

X.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan and the Program, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your personal tax, legal and financial advisors regarding your participation in the Plan and the Program before taking any action related thereto.

XI.Notices. Any notices provided for in this Agreement, the Plan or the Program shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail or equivalent foreign postal service, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.

XII.Resolutions, Plan and Program. This Agreement is subject to all the provisions of the Resolutions, the Plan and the Program and their provisions are hereby made a part of this Agreement and incorporated herein by reference, including, without limitation, the provisions of Articles 5 and 9 of the Plan (relating to Performance-Based Compensation and Performance Awards, respectively) and Section 13.2 of the Plan (relating to adjustments upon changes in the Common Stock), and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Resolutions, the Plan and the Program, the provisions of the Plan shall control. Notwithstanding any provision of this Agreement or the Program to the contrary, any earned Performance Units paid in cash rather than Shares shall not be deemed to have been issued by the Company for any purpose under the Plan.

XIII.No Compensation Deferral. The Performance Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time (together with the regulations and official guidance promulgated thereunder, the “Code”). However, if at any time the Committee determines that the Performance Units may be subject to Section 409A of the Code, the Committee shall have the right, in its sole discretion, and without your prior consent to amend the Program as it may determine is necessary or desirable either for the Performance Units to be exempt from the application of Section 409A of the Code or to satisfy the requirements of Section 409A of the Code, including by adding conditions with respect to the vesting and/or the payment of the Performance Units, provided that no such amendment may change the Program’s “performance goals,” within the meaning of Section 162(m) of the Code, with respect to any person who is a “covered employee,” within the meaning of Section 162(m) of the Code. Any such amendment to the Program may in the Committee’s sole discretion apply retroactively to this award of Performance Units.

XIV.Provisions Applicable to Participants in Foreign Jurisdictions. Notwithstanding any provision of this Agreement or the Program to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, your award of Performance Units shall be subject to any special terms and conditions for such country set forth in Appendix A and to the following additional terms and conditions:

(a)    the terms and conditions of this Agreement, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration of the Plan and the Program;

(b)    if applicable, the effectiveness of your Award is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals;
(c)    to the extent necessary to comply with applicable foreign laws, the payment of any earned Performance Units shall be made in cash or Common Stock, at the Company’s election; and

(d)    the Committee may take any other action, before or after an award of Performance Units is made, that it deems necessary or advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.
Notwithstanding anything to the contrary contained herein, the Company shall not take any actions hereunder, and no Award of Performance Units shall be granted, and no Shares payable with respect to an Award shall be issued, that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. Notwithstanding anything to the contrary contained herein, no Shares issuable with respect to an Award shall be issued unless such shares are then registered under the Securities Act, or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act and that the issuance satisfied all other applicable legal requirements.

XV.Data Privacy and Notice of Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company, and any Affiliates of the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan and the Program.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and the Program (“Data”).
You understand that Data may be transferred to Merrill Lynch Bank & Trust Co., FSB (or any successor thereto), any third parties assisting in the implementation, administration and management of the Plan and the Program, that these recipients may be located in your country, or elsewhere, including outside the European Economic Area and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Employer, the Company, Affiliates of the Company, Merrill Lynch Bank & Trust Co., FSB (or any successor thereto), and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan and the Program to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan and the Program, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Performance Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and the Program. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you

Performance Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan and the Program. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

XVI.Language. If you have received this Agreement or any other document related to the Plan and/or the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

XVII.Governing Law. The terms of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Agreement is made and/or to be performed.

XVIII.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

XIX.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan and/or the Program by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

XX.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan and the Program, on the Performance Units and on any Shares acquired under the Plan and the Program, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

XXI.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other grantee.

Very truly yours,
AMGEN INC.

By:___________________________
Name:
Title:

Accepted and Agreed,
this ___ day of ______________, 20__.

By: __________________________
Name: __________________________

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
AMENDED AND RESTATED
AMGEN INC. 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND/OR RESTATED FROM TIME TO TIME

AWARD OF PERFORMANCE UNITS
(BY COUNTRY)

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Performance Units granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below.  Furthermore, the additional terms and conditions that govern the Performance Units granted hereunder may apply to you if you relocate to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of October 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Performance Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring your compliance with any applicable restrictions and are advised to speak with your personal legal advisor on this matter.

Appendix - 1

AUSTRALIA

NOTIFICATIONS

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf.

Securities Law Information. If you acquire Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should consult with your own legal advisor before making any such offer in Australia.

AUSTRIA

NOTIFICATIONS

Exchange Control Information.  If you hold Shares acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not meet or exceed €30,000,000 or if the value of the shares in any given year as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The quarterly reporting date is as of the last day of the respective quarter and the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

A separate reporting requirement applies when you sell Shares acquired under the Plan, receive a cash dividend paid on such shares or Dividend Equivalents paid in cash. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

NOTIFICATIONS

Tax Reporting; Foreign Asset/Account Reporting Information.  You are required to report any taxable income attributable to the Award granted hereunder on your annual tax return. You are also required to report any security and bank accounts opened and maintained outside Belgium on your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with the account details of any such foreign accounts.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Performance Units, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Performance Units, the sale of Shares acquired under the Plan, the payment of dividends on such shares and

Appendix - 2

the receipt of any Dividend Equivalent paid in cash.

Acknowledgement of Nature of Plan and Performance Units. This provision supplements Section IX of the Agreement:

By accepting the Performance Units, you acknowledge (i) that you are making an investment decision, (ii) that the Shares will be issued to you only if the vesting conditions are met and any necessary services are rendered by you during the vesting period set forth in the Vesting Schedule, and (iii) that the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration.

BULGARIA

There are no country-specific provisions.

CANADA

TERMS AND CONDITIONS

Termination of Service. This provision supplements Section IX(j) of the Agreement:

in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive an Award and vest in such Award under the Plan and the Program, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Your right, if any, to acquire Shares pursuant to an Award after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law;

Form of Settlement -- Performance Units Payable Only in Shares.  Notwithstanding any discretion in the Plan or the Program or anything to the contrary in the Agreement, the Award does not provide any right for you, as a resident of Canada, to receive a cash payment and shall be paid in Shares only.

The following provisions will apply to you if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Agreement, as well as all

Appendix - 3

documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent.  This provision supplements Section XV of the Agreement:

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan and the Program. You further authorize the Company and your Employer to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your employee file.

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. You are required to report any foreign property (including Shares acquired under the Plan) on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time in the year. It is not certain if Performance Units qualify as foreign property for purposes of this reporting obligation. The form must be filed by April 30 of the following year. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

CHILE

NOTIFICATIONS

Securities Law Information. Pursuant to Ruling No. 99 of 2001 issued by the Chilean Superintendence of Securities (“CSS”), neither the Performance Units nor any Shares acquired under the Plan will be registered under the Registry of Securities held by the CSS nor are they under the control or supervision of the CSS.

Exchange Control Information. You are not required to repatriate funds obtained from the sale of shares or the receipt of any dividends or Dividend Equivalents. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

Tax Reporting and Registration Information. You must file Tax Form 1851 in relation to any Shares acquired under the Plan that are held abroad and to any taxes paid abroad (if you will be seeking a credit against Chilean income tax owed) with the Chilean Internal Revenue Service (the “CIRS”), The form must be submitted through the CIRS web page at www.sii.cl before March 15 of each year.

Investments abroad must also be registered with the CIRS for you to be entitled to a foreign tax credit for any tax withheld on dividends abroad, if applicable, and such registration also provides evidence of the

Appendix - 4

acquisition price of the shares (which will be zero) which you will need when the shares are sold. You are advised to consult with your personal legal advisor regarding how to register with the CIRS.

CHINA

TERMS AND CONDITIONS

The following terms apply only to individuals who are subject to exchange control restrictions in the People’s Republic of China (the “PRC”), as determined by the Company in its sole discretion:

Vesting of the Performance Units. Notwithstanding anything to the contrary in the Form of Award Notice or Award Agreement, the Performance Units shall not vest or be considered earned until all necessary exchange control and other approvals from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been received for Performance Units granted under the Plan. Once SAFE approval has been received, and provided you are then employed by the Company or an Affiliate, any portion of the Performance Units that was deemed earned prior to obtaining SAFE approval will then vest and Shares will be issuable to you in settlement of such Performance Units. If you terminate employment with the Company and its Affiliates prior to the receipt of SAFE approval, any Performance Units that are unvested pursuant to the preceding provision will be forfeited.

Further, notwithstanding anything to the contrary in Article 7.1 of the Program, if your employment with the Company or an Affiliate terminates at any time during the Performance Period, you shall forfeit all Performance Units.

Sale Requirement. Notwithstanding anything to the contrary in the Agreement, due to exchange control laws in the PRC, you agree that the Company reserves the right to require the immediate sale of any Shares acquired upon settlement of the Performance Units. You understand and agree that any such immediate sale of shares will occur as soon as is practical following settlement of the Performance Units. Alternatively, if the Shares are not immediately sold upon settlement of the Performance Units, the Company will require the sale of any shares you may then hold within six (6) months (or such other period as may be required under applicable legal or exchange control requirements) following the termination of your employment with the Company, including its Affiliates.

You agree that the Company is authorized to instruct Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company to assist with the sale of the shares on your behalf pursuant to this authorization, and you expressly authorize such broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the shares, you will receive the cash proceeds from the sale, less any applicable Tax Obligations, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

You acknowledge that Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company is under no obligation to arrange for the sale of the shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the settlement date and (if later) the date on which the shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares on the settlement date (which is the amount relevant to determining your liability for Tax Obligations). You understand and agree that the Company is not responsible

Appendix - 5

for the amount of any loss that you may incur and that the Company assumes no liability for any fluctuations in the share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Performance Units are not immediately sold, you acknowledge that you are required to maintain the shares in an account with Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company until the shares are sold through such Company-designated broker.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon settlement of the Performance Units and from the receipt of any dividends or Dividend Equivalents to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company or any Affiliate, including the Employer, and you hereby consent and agree that any proceeds may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Effective January 1, 2014, PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Shares or Performance Units acquired under the Plan and Plan-related transactions may be subject to reporting under these new rules. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

COLOMBIA

NOTIFICATIONS

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval from the Central Bank (Banco de la República). However, if the value of your aggregate investments held abroad (including shares) equals or exceeds US$500,000 as of December 31 of the applicable calendar year, these investments must be registered with the Central Bank. Upon sale or other disposition of investments (including shares) which have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the year of the sale or disposition (or a fine of up to 200% of the value of the infringing payment will apply).

CROATIA

NOTIFICATIONS

Exchange Control Information. Croatian residents must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval of

Appendix - 6

the Croatian National Bank for bank accounts opened abroad. You should be aware that exchange control regulations in Croatia are subject to frequent change and you are solely responsible for ensuring your continued compliance with current Croatian exchange control laws.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information.  Proceeds from the sale of Shares, any dividends paid on such shares or Dividend Equivalents may be held in a cash account abroad and you are no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies you specifically that such reporting is required. Upon request of the CNB, you may need to file a notification within 15 days of the end of the calendar quarter in which you acquire Shares.

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. In accepting the Performance Units, you acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to you and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to your participation in the Plan.

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  If you establish an account holding shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information.  If you hold Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must sign and file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the shares in the account. In the event that the applicable broker or bank with which the account is held does not also sign the Form V, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired under the Plan and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account.

In addition, if you open a brokerage account or a bank account with a U.S. bank, the account will be treated as a “deposit account” because cash can be held in the account. Therefore, you likely must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed by you and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration (which exemption may be sought on the Form K itself). By signing the Form K, you (and the broker/bank to the extent the exemption is not obtained) undertake an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. If the applicable broker or bank does not sign the Form K for any reason, you are solely responsible for providing the necessary information to the Danish Tax

Appendix - 7

Administration. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into Egypt in connection with the Performance Units, you are required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Award, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant l’prix, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Further, if you hold Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return. Failure to comply could trigger significant penalties.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends or Dividend Equivalents), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for satisfying the reporting obligation..

GREECE

There are no country-specific provisions.

HONG KONG

TERMS AND CONDITIONS

Appendix - 8

SECURITIES WARNING: The Performance Units and any Shares issued in respect of Performance Units do not constitute a public offering of securities under Hong Kong law and are available only to Participants under the Program. The Agreement, including this Appendix, the Program, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Performance Units and any documentation related thereto are intended solely for the personal use of each Participant under the Program and may not be distributed to any other person. If you are in doubt about any of the contents of the Agreement, including this Appendix, the Program or the Plan, you should obtain independent professional advice.

Form of Settlement- Performance Units Payable Only in Shares.  Notwithstanding any discretion in the Plan or the Program or anything to the contrary in the Agreement, the Award does not provide any right for you, as a resident of Hong Kong, to receive a cash payment and shall be paid in Shares only.

Sale of Shares.  In the event that Shares are issued in respect of Performance Units within six (6) months of the Grant Date, you agree that you will not dispose of such shares prior to the six (6)-month anniversary of the Grant Date.

HUNGARY

There are no country-specific provisions.

ICELAND

NOTIFICATIONS

Exchange Control Information. You should consult with your personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

NOTIFICATIONS

Exchange Control Information.  You understand that you must repatriate any cash dividends paid on Shares acquired under the Plan to India or any Dividend Equivalents paid in cash within 180 days of receipt, and the Program and any proceeds from the sale of shares acquired under the Plan and the Program to India within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency, and you must maintain the FIRC as proof of repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with these requirements.

Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Appendix - 9

Nature of Grant.  This provision supplements Section IX of the Agreement:

In accepting the Award granted hereunder, you acknowledge your understanding and agreement that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

NOTIFICATIONS

Director Notification Requirements.  If you are a director, shadow director or secretary of an Irish Affiliate, you must notify the Irish Affiliate in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., an Award or Shares), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests, if any, will be attributed to the director, shadow director or secretary).

ITALY

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces Section XV of the Agreement:

You understand that the Employer, the Company and any Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Affiliate, details of all Awards granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan and the Program (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and the Program and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan and the Program. The Controller of personal data processing is Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Amgen Dompe S.p.A., with registered offices at Via Tazzoli, 6 - 20154 Milan, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan and the Program. You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company. You further understand that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing your participation in the Plan and the Program, and that the Company and/or any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan and the Program, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares issued in respect of the Award. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan and the Program. You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should

Appendix - 10

the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan and the Program, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan and the Program.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, you are aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Acknowledgement of Nature of Grant. By accepting the Award granted hereunder, you acknowledge that (1) you have received a copy of the Plan, the Program, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Program, the Agreement and this Appendix.

You further acknowledge that you have read and specifically and explicitly approve, without limitation, the following sections of the Agreement: Section III, Section IV, Section V, Section IX, Section IV, Section XV (as replaced by the above consent), Section XVI and Section XX.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. The market value is considered to be the value of the Shares on the NASDAQ Global Select Market on December 31 of each year or on the last day in the applicable year on which you held the shares (or when the shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Appendix - 11

Foreign Asset/Account Reporting Information. You will be required to report to the Japanese tax authorities details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include in the report details of any Shares or cash that you hold.

JORDAN

There are no country-specific provisions.

KOREA

NOTIFICATIONS

Exchange Control Information. You are required to repatriate any proceeds in excess of US$500,000 realized in a single transaction from the sale of Shares or the receipt of dividends or Dividend Equivalents to Korea within 18 months of receipt.

Foreign Asset/Account Reporting Information. You are required to declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding Shares, etc.) to the Korean tax authority and file a report regarding such accounts if the value of such accounts exceeds KRW1,000,000,000 (or an equivalent amount in foreign currency). You should consult with your personal tax advisor to ensure compliance with this requirement.

LEBANON

There are no country-specific provisions.

LITHUANIA

There are no country-specific provisions.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Grant.  In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan and the Program, have reviewed the Plan and the Program and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan, the Program and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section IX of the Agreement, in which the following is clearly described and established:

(1)	Your participation in the Plan and the Program do not constitute an acquired right.

(2)	The Plan and your participation in the Plan and the Program are offered by Amgen Inc. on a wholly discretionary basis.

(3)	Your participation in the Plan and the Program is voluntary.

Appendix - 12

(4)	Amgen Inc. and its Affiliates are not responsible for any decrease in the value of any Shares issued with respect to the Award.

Labor Law Acknowledgement and Policy Statement.  In accepting any Award granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Latin America Services, S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the Program and the benefits that you may derive from participation in the Plan and the Program do not establish any rights between you and your Employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan and the Program is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Otorgamiento.  Al aceptar cualquier Otorgamiento de Acciones bajo el presente documento, usted reconoce que ha recibido una copia del Plan y del Programa, que ha revisado el Plan y el Programa, así como también el Apéndice en su totalidad, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan, del Programa y del Otorgamiento, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección VIII del Acuerdo del Otorgamiento, en los que se establece y describe claramente que:

(1)	Su participación en el Plan y en el Programa de ninguna manera constituye un derecho adquirido.

(2)	Su participación en Plan y en el Programa son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)	Su participación en el Plan y en el Programa es voluntaria.

(4)	Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Latin America Services, S.A. de C.V. (“Amgen-Mexico”). Derivado de lo anterior, usted reconoce expresamente que el Plan y el Programa y los beneficios

Appendix - 13

a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen - México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Amgen - México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan y en el Programa es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

MOROCCO

TERMS AND CONDITIONS

Sale Requirement. Notwithstanding anything to the contrary in the Agreement, due to exchange control laws in Morocco, you agree that the Company reserves the right to require the immediate sale of any Shares acquired upon settlement of the Performance Units. Alternatively, if the Shares are not immediately sold upon settlement of the Performance Units, the Company may require the sale of any shares at a later date, including upon termination of your employment.

You agree that the Company is authorized to instruct Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company to assist with the sale of the shares on your behalf pursuant to this authorization, and you expressly authorize such broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the shares, you will receive the cash proceeds from the sale, less any applicable Tax Obligations, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

You acknowledge that Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company is under no obligation to arrange for the sale of the shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the settlement date and (if later) the date on which the shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares on the settlement date (which is the amount relevant to determining your liability for Tax Obligations). You understand and agree that the Company is not responsible for the amount of any loss that you may incur and that the Company assumes no liability for any fluctuations in the share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Performance Units are not immediately sold, you acknowledge that you are required to maintain the shares in an account with Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company until the shares are sold through such Company-designated broker.

Appendix - 14

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon settlement of the Performance Units to Morocco. You further understand that such repatriation of your cash proceeds may be effectuated through a bank account established by the Company or any Affiliate, including the Employer, and you hereby consent and agree that any proceeds from the sale of the shares may be transferred to such bank account prior to being delivered to you. If repatriation of your cash proceeds is not effectuated through a bank account established by the Company or any Affiliate, including the Employer, you hereby agree to maintain your own records proving repatriation and to provide copies of these records upon request by the Company or any Affiliate, including the Employer, or the Moroccan Exchange Control Office (Office des Changes). Further, you acknowledge and understand that the net proceeds that you realize from your participation in the Plan must be converted from U.S. dollars to Dirham, and that neither the Company nor any Affiliate, including the Employer, have any obligation to, but may nonetheless, convert the net proceeds on your behalf using any exchange rate chosen by the Company; if funds are so converted, they will be converted as soon as practicable after sale, which may not be immediately after the sale date. Further, if such currency conversion occurs, you will bear the risk of any fluctuation in the U.S. dollar/Dirham exchange rate between the date you realize U.S. dollar proceeds from your participation in the Plan and the date that you receive cash proceeds converted to Dirham. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Morocco.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PERU

NOTIFICATIONS

Securities Law Information. The grant of Performance Units is considered a private offering in Peru; therefore, it is not subject to registration.

POLAND

NOTIFICATIONS

Exchange Control Information.  Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland. Specifically, if the aggregate value of shares and cash held in such foreign accounts exceeds PLN 7 million, Polish residents must file reports on the transactions and balances of the accounts on a quarterly basis. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds

Appendix - 15

a specified threshold (currently €15,000). You must store all documents connected with any foreign exchange transactions you engage in for a period of five years.

PORTUGAL

TERMS AND CONDITIONS
Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan, the Program and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano, no Programa e no Acordo.

NOTIFICATIONS

Exchange Control Information.  If you do not hold the Shares issued in respect of the Award with a Portuguese financial intermediary, you will need to file a report with the Portuguese Central Bank. If the shares are held by a Portuguese financial intermediary, it will file the report for you.

PUERTO RICO

There are no country-specific provisions.

ROMANIA

NOTIFICATIONS

Exchange Control Information. If you deposit proceeds from the sale of Shares or the receipt of dividends or Dividend Equivalents in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Exchange Control Requirements.  You understand and agree that, pursuant to Russian exchange control requirements, you will be required to repatriate to Russia the cash proceeds from the sale of the Shares issued to you upon settlement of the Performance Units and from the receipt of any dividends paid on such shares or Dividend Equivalents. You further understand that, under applicable laws, such proceeds must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Russia.

Without limiting the generality of the foregoing, you acknowledge that the Company reserves the right, in its sole discretion, depending on developments in Russian exchange control laws and regulations, to force the immediate sale of any Shares to be issued upon vesting of the Award granted hereunder. You further agree that, if applicable, the Company is authorized to instruct Merrill Lynch Bank & Trust Co., FSB (or

Appendix - 16

such other broker as may be designated by the Company) to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) to complete the sale of such shares. You further acknowledge that Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) is under no obligation to arrange for the sale of the Shares at any particular trading price. Upon the sale of Shares, you will receive the cash proceeds from the sale of such shares, less any brokerage fees or commissions and subject to your obligations in connection with the Tax Obligations.

Securities Law Requirements.  The Award granted hereunder, the Agreement, including this Appendix, the Program, the Plan and all other materials you may receive regarding your participation in the Plan and the Program or the Award granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares in respect of the Award has not and will not be registered in Russia; therefore, such shares may not be offered or placed in public circulation in Russia.

In no event will Shares acquired under the Plan be delivered to you in Russia; all Shares will be maintained on your behalf in the United States.

You are not permitted to sell any shares acquired under the Plan directly to a Russian legal entity or resident.

Labor Law Information. You acknowledge that if you continue to hold Shares acquired under the Plan after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.

Data Privacy Notice. The following provision supplements Section XV of the Agreement:

You understand and agree that you must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, you understand and agree that if you do not complete and return a Consent form to the Company, the Company will not be able to administer or maintain the Performance Units. Therefore, you understand that refusing to complete a Consent form or withdrawing your consent may affect your ability to participate in the Plan.

NOTIFICATIONS

Exchange Control Information.   After the funds from the sale of Shares are initially received in Russia, pursuant to your repatriation obligation, they may be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing; (iv) the Russian tax authorities must be given notice of the account balances of such foreign accounts as of the beginning of each calendar year; and (v) beginning January 1, 2015 (or such later date as may be established by the Russian tax authorities), quarterly cash flow statements must be filed for each foreign account held by you. According to recent amendments to the law, dividends received on shares acquired under the Plan can be remitted directly to your bank account opened with a foreign bank located in Organisation for Economic Co-operation and Development (“OECD”) or Financial Action Task Force (“FATF”) countries, without first remitting them to your bank account in Russia. You are encouraged to contact your personal advisor before remitting your proceeds from participation in the Plan and the Program to Russia as exchange control requirements may change.

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank

Appendix - 17

account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan). You should consult with your personal legal advisor to determine if this restriction applies to your circumstances.

SAUDI ARABIA

NOTIFICATIONS

Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. You are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.

SINGAPORE

NOTIFICATIONS

Securities Law Information. The grant of the Performance Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Performance Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Performance Units are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of the shares subject to the Performance Units in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Requirement. Directors, associate directors and shadow directors of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors, associate directors and shadow directors must notify the Singapore Affiliate in writing of an interest (e.g., Performance Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares are sold), or (iii) becoming a director, associate director or shadow director.

SLOVAK REPUBLIC

Foreign Asset/Account Reporting Information. If you permanently reside in the Slovak Republic and, apart from being employed, carry on business activities as an independent entrepreneur (in Slovakian, podnikatel), you will be obligated to report your foreign assets (including any foreign securities such as the Shares) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000). These reports must be submitted on a monthly basis by the 15th day of the respective calendar month, as well as on a quarterly basis by the 15th day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.

SLOVENIA

Appendix - 18

There are no country-specific provisions.

SOUTH AFRICA

TERMS AND CONDITIONS

Responsibility for Taxes. The following provision supplements Section V of the Agreement:
By accepting the Performance Units, you agree that, immediately upon vesting and settlement of the Performance Units, you will notify your Employer of the amount of any gain realized. If you fail to advise your Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between your actual tax liability and the amount withheld by your Employer.

NOTIFICATIONS

Exchange Control Information. Because no transfer of funds from South Africa is required under the Performance Units, no filing or reporting requirements should apply when the Performance Units are granted or when Shares are issued upon vesting and settlement of the Performance Units. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the Performance Units to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgement.  The following provision supplements Section IX of the Agreement:

By accepting the Award granted hereunder, you consent to participation in the Plan and the Program and acknowledge that you have received a copy of the Plan and the Program.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award under the Plan and the Program to individuals who may be members of the Board or Employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that the Awards granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the applicable Agreement, including this Appendix. Consequently, you understand that the Award granted hereunder is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of the Award since the future value of the Award and any Shares that may be issued in respect of such Award is unknown and unpredictable. In addition, you understand that the Award granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award or right to the Award shall be null and void.

Further, the vesting of the Performance Units is expressly conditioned your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Performance Units may cease vesting immediately, in whole or in part, effective on the date of your termination of employment

Appendix - 19

(unless otherwise specifically provided in Section I of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause; (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or (5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Performance Units that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section I of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If you acquire shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (“DGCI”). If you acquire the shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required to make the declaration by filing a D-6 form. You must declare ownership of any shares with the DGCI each January while the shares are owned and must also report, in January, any sale of shares that occurred in the previous year for which the report is being made, unless the sale proceeds exceed the applicable threshold, in which case the report is due within one month of the sale.

Foreign Asset/Account Reporting Information.  You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Further, effective January 1, 2013, to the extent that you hold shares and/or have bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, you will be required to report information on such assets in your tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000. If the value of such shares and/or accounts as of December 31 does not exceed €50,000, a summarized form of declaration may be presented.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification.  The Award offered hereunder is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

Appendix - 20

TAIWAN

NOTIFICATIONS

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of dividends or Dividend Equivalents) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. If proceeds from the sale of Shares or the receipt of any dividends or Dividend Equivalents exceed US$50,000, you must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within 360 days of repatriation, you must either convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.

TUNISIA

NOTIFICATIONS

Exchange Control Information. If you hold assets (including Shares acquired under the Plan) outside Tunisia and the value of such assets exceeds a certain threshold (currently TDN 500), you must declare the assets to the Central Bank of Tunisia within six (6) months of their acquisition. In addition, if you sell the Shares acquired under the Plan or receive cash dividends or Dividend Equivalents paid in cash, you are required to repatriate the proceeds to Tunisia. You are solely responsible for complying with all exchange control laws in Tunisia and are advised to consult with your personal legal advisor in this regard.

TURKEY

NOTIFICATIONS

Securities Law Information. Under Turkish law, you are not permitted to sell Shares acquired under the Plan in Turkey. You must sell the Shares acquired under the Plan outside of Turkey. The shares are currently traded on the NASDAQ in the U.S. under the ticker symbol “AMGN” and shares may be sold on this exchange, which is located outside of Turkey.

Exchange Control Information. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency (“Decree 32”) and Communique No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares under the Plan, the receipt of cash dividends or Dividend Equivalents paid in cash) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. You are advised to contact a personal legal advisor for further information regarding these requirements.

UNITED ARAB EMIRATES

NOTIFICATIONS

Appendix - 21

Securities Law Notice. Performance Units under the Plan are available only to Participants under the Program and are for the purpose of providing equity incentives. The Plan, the Program and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Performance Units offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section V of the Agreement:

You agree that if you do not pay or your Employer or the Company does not withhold from you the full amount of income tax that you owe due at issuance of Shares in respect of the Performance Units, or the release or assignment of the Performance Units for consideration, or the receipt of any other benefit in connection with the Performance Units (the “Taxable Event”) within 90 days after the end of the tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld and/or paid shall constitute a loan owed by you to your Employer, effective on the Due Date. You agree that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by you, and the Company and/or your Employer may recover it at any time thereafter (subject to Section V of the Agreement) by any of the means described in Section V of the Agreement. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act, as amended), from time to time, the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You acknowledge that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing your Employer for the value of any NICs due on this additional benefit, which the Company or the Employer may recover from you by any of the means set forth in Section V of the Agreement.

Joint Election. As a condition of the Award, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”) which may be payable by the Company or your Employer with respect to the earning and/or payment of the Performance Units and issuance of Shares in respect of the Performance Units, the assignment or release of the Performance Units for consideration or the receipt of any other benefit in connection with the Performance Units.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer.

Appendix - 22

You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section V of the Agreement.

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Performance Units, without any liability to the Company or your Employer.

UNITED STATES

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Section IX(j) of the Award Agreement:

(j)    in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive Performance Units and receive shares under the Plan and the Program, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g., the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. In such event, payment of the Performance Units shall be made in accordance with Section IV.

VENEZUELA

TERMS AND CONDITIONS

Form of Settlement- Performance Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Performance Units do not provide any right for you, as a resident of Venezuela, to receive a cash payment and shall be paid in Shares only.

NOTIFICATIONS

Exchange Control Information. Any Shares acquired under the Plan are intended to be a personal investment and are not granted for the purposes of reselling the shares and converting the proceeds into foreign currency. You are advised to consult with your personal legal advisor prior to vesting and settlement of the Performance Units to ensure compliance with the applicable exchange control regulations in Venezuela, as such regulations change frequently. You are solely responsible for ensuring compliance with all exchange control laws in Venezuela.

Securities Law Information. The Performance Units granted under the Plan and the Shares issued under the Plan are offered as a personal, private, exclusive transaction and do not constitute a public offering under local law.

Appendix - 23